UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 15, 2011

PARADIGM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-09154	38-3813367
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

9715 Key West Avenue, 3rd Floor, Rockville, Maryland (Address of principal executive offices)	20850 (Zip Code)

(301) 468-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2011, the Board of Directors of Paradigm Holdings, Inc., a Nevada corporation (the “Company”), approved the grant of stock appreciation rights to certain employees of the Company.  Each stock appreciation right is in the form a warrant (the “Warrants”) that is exercised automatically upon the occurrence of a Liquidity Event (as defined in the Warrants), with respect to that number of shares that would equal a specified percentage of the shares of common stock, par value $.01 per share of the Company (“Common Stock”), that are outstanding as of the Liquidity Date (as defined in the Warrants) (the “Target Shareholding Percentage”), subject to the terms and conditions set forth in the Warrants.

The aggregate Target Shareholding Percentages for the Warrants is 15%, with each of Peter B. LaMontagne (President and Chief Executive Officer), Richard Sawchak (Senior Vice President Finance and Chief Financial Officer), Anthony Verna (Senior Vice President Business Strategy and Business Development) and Robert Boakai (Vice President, Enterpise Solution) having Target Shareholding Percentages of 6.5%, 2.5%, 1.83% and 1.83%, respectively.  The remaining 2.34% has been granted to certain other officers and senior employees of the Company.

The aggregate number of shares of Common Stock for which the Warrants will be vested and automatically exercised on the Liquidity Date is equal to: (a) in the event the 1X Threshold (as defined below) has been achieved on or prior to the Liquidity Date, such number of shares of Common Stock equal to the product of (i) 50% and (ii) the Target Shareholding Percentage of the shares of Common Stock as of the Exercise Date (such number of shares, the “1X Threshold Shares”) plus (b) solely in the event the 2X Threshold (as defined below) has been achieved on or prior to the Liquidity Date, such number of shares of Common Stock equal to the product of (i) 16.65% and (ii) the Target Shareholding Percentage of the shares of Common Stock as of the Exercise Date (such number of shares, the “2X Threshold Shares”); plus (c) solely in the event the 3X Threshold (as defined below) has been achieved on or prior to the Liquidity Date, such number of shares of Common Stock equal to the product of (i) 16.65% and (ii) the Target Shareholding Percentage of the shares of Common Stock as of the Exercise Date (such number of shares, the “3X Threshold Shares”); plus (d) solely in the event the 4X Threshold (as defined below) has been achieved on or prior to the Liquidity Date, such number of shares of Common Stock equal to the product of (i) 16.7% and (ii) the Target Shareholding Percentage of the shares of Common Stock as of the Exercise Date (such number of shares, the “4X Threshold Shares”).  If the 1X Threshold has not been achieved on or prior to the Liquidity Date, the Warrants will automatically be cancelled effective as of the Liquidity Date, and thereafter the grantees will not be entitled to any right, benefit or entitlement with respect to the Warrants.  For purposes of the above description: (a) “1X Threshold” means the cumulative receipt by Investor (as defined in the Warrants) with respect to the aggregate Investor Investment (as defined in the Warrants) of an amount equal to the Investor Return (as defined in the Warrants), (b) “2X Threshold” means the cumulative receipt by Investor with respect to the aggregate Investor Investment of an amount equal to two (2) times the Investor Return, (c) “3X Threshold” means the cumulative receipt by Investor with respect to the aggregate Investor Investment of an amount equal to three (3) times the Investor Return and (d) “4X Threshold” means the cumulative receipt by Investor with respect to the aggregate Investor Investment of an amount equal to four (4) times the Investor Return.

Generally, payment in respect of the Warrants if exercised on a Liquidity Date will be made in a cash and will equal an amount determined by multiplying (i) times (ii):  (i) is the number of shares of Common Stock with respect to which the Warrant is being exercised; and (ii) is the excess of (A) the Fair Market Value (as defined in the Warrant) of one share of Common Stock on the date of exercise, over (B) the Exercise Price.

The exercise price (the “Exercise Price”) of the Warrants with respect to the 1X Threshold Shares, the 2X Threshold Shares and the 3X Threshold Shares is $0.081586 per share of Common Stock and with respect to the 4X Threshold Shares is $0.163172 per share of Common Stock.

The foregoing description of the terms of the Warrants is not complete and is qualified in its entirety by reference to the Warrants, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Management Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARADIGM HOLDINGS, INC.

By:	/s/Richard Sawchak
Richard Sawchak
Chief Financial Officer

Date: February 18, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Management Warrant